Exhibit 99.1

Blue Owl Capital Corporation Announces September 30, 2025 Financial Results

NEW YORK — November 5, 2025 — Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC” or the “Company”) today announced financial results for its third quarter ended September 30, 2025.

THIRD QUARTER 2025 HIGHLIGHTS

•	Third quarter GAAP net investment income (“NII”) per share of $0.37

•	Third quarter adjusted NII per share(1) of $0.36, as compared with $0.40 as of June 30, 2025

•	Dividends declared for the fourth quarter were $0.37 per share, representing an annualized dividend yield of 9.9%(2)

•	Net asset value (“NAV”) per share of $14.89, as compared with $15.03 as of June 30, 2025, driven primarily by unrealized depreciation on a small number of names

•

New investment commitments for the third quarter were $1.3 billion and sales and repayments were $797 million, as compared with $1.1 billion of new investment commitments and $1.9 billion of sales and repayments for the three months ended June 30, 2025

•	Investments on non-accrual represented 1.3% of the portfolio at fair value, as compared with 0.7% as of June 30, 2025

•	Announced today that OBDC entered into a definitive merger agreement with Blue Owl Capital Corporation II (“OBDC II”)

“OBDC delivered another quarter of strong performance,” commented Craig W. Packer, Chief Executive Officer. “Our portfolio continues to demonstrate solid credit quality and underlying fundamentals, which have been hallmarks of our platform since inception. We are also excited to announce the merger between OBDC and OBDC II, a strategic transaction that we expect to enhance long-term value for both sets of shareholders as a combined company.”

OBDC to Merge with OBDC II

OBDC and OBDC II today announced that they have entered into a definitive merger agreement, with OBDC as the surviving company, subject to certain shareholder approvals and other customary closing conditions. Following the recommendation of each of their special committees, the boards of directors of both OBDC and OBDC II have unanimously approved the transaction. A separate press release and investor presentation can be found on the Company’s website, www.blueowlcapitalcorporation.com.

Dividend Declaration

The Board declared a fourth quarter 2025 regular dividend of $0.37 per share for stockholders of record as of December 31, 2025, payable on or before January 15, 2026.

New Repurchase Program

On November 4, 2025, OBDC’s board of directors approved a new repurchase program under which OBDC may repurchase up to $200 million of OBDC’s common stock (the “New Repurchase Program”). Under the New Repurchase Program, purchases may be made at management’s discretion from time to time in open-market transactions, in accordance with all applicable securities laws and regulations. The New Repurchase Program is expected to be in effect for 18-months or until the aggregate repurchase amount that has been approved by OBDC’s board has been expended. The New Repurchase Program does not require OBDC to repurchase any specific number of shares. OBDC previously entered into a $150 million repurchase program, approved by the Board on May 6, 2024 that terminates on November 7, 2025.

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the merger between the Company and Blue Owl Capital Corp. III (“OBDE”) (such merger, the “OBDE Merger”), which closed on January 13, 2025. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

(2)	Dividend yield based on OBDC’s annualized Q3 2025 regular dividend of $0.37 per share payable to shareholders of record as of September 30, 2025, and Q3 2025 NAV per share of $14.89.

SELECT FINANCIAL HIGHLIGHTS

	As Of And For the Three Months Ended
($ in thousands, except per share amounts)	September 30, 2025	June 30, 2025	September 30, 2024
GAAP results:
Net investment income per share	$0.37	$0.42	$0.47
Net realized and unrealized gains (losses) per share	$(0.12)	$(0.15)	$(0.13)
Net increase (decrease) in net assets resulting from operations per share	$0.25	$0.27	$0.35
Non-GAAP financial measures(1):
Adjusted net investment income per share	$0.36	$0.40	$0.47
Adjusted net realized and unrealized gains (losses) per share	$(0.11)	$(0.13)	$(0.13)
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.25	$0.27	$0.35
Regular dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$—	$0.02	$0.05
Total investments at fair value	$17,136,548	$16,868,782	$13,447,536
Total debt outstanding (net of unamortized debt issuance costs)	$9,528,525	$9,225,817	$7,741,075
Net assets	$7,611,271	$7,682,397	$5,961,849
Net asset value per share	$14.89	$15.03	$15.28
Net debt-to-equity	1.22x	1.17x	1.23x

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

PORTFOLIO COMPOSITION

As of September 30, 2025, the Company had investments in 238 portfolio companies across 30 industries, with an aggregate portfolio size of $17.1 billion at fair value and an average investment size of $72.0 million at fair value.

	September 30, 2025		June 30, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments	$12,755,706	74.4%	$12,641,261	75.0%
Second-lien senior secured debt investments	871,481	5.1%	913,260	5.4%
Unsecured debt investments	391,717	2.3%	374,693	2.2%
Specialty finance debt investments	155,201	0.9%	132,173	0.8%
Preferred equity investments	565,961	3.3%	553,786	3.3%
Common equity investments	694,041	4.1%	661,095	3.9%
Specialty finance equity	1,302,573	7.6%	1,202,573	7.1%
Joint ventures	399,868	2.3%	389,941	2.3%

Total investments	$17,136,548		$16,868,782

	September 30, 2025	June 30, 2025
Number of portfolio companies	238	233
Percentage of debt investments at floating rates	97.4%	97.6%
Percentage of senior secured debt investments	80.4%	81.2%
Weighted average spread over base rate of all floating rate debt investments	5.7%	5.8%
Weighted average total yield of accruing debt and income-producing securities at fair value	10.3%	10.6%
Weighted average total yield of accruing debt and income-producing securities at cost	10.4%	10.7%
Percentage of investments on non-accrual of the portfolio at fair value	1.3%	0.7%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2025, new investment commitments totaled $1.3 billion across 13 new portfolio companies and 23 existing portfolio companies. For the three months ended June 30, 2025, new investment commitments were $1.1 billion across 6 new portfolio companies and 19 existing portfolio companies.

For the three months ended September 30, 2025, the principal amount funded totaled $963 million and aggregate principal amount of sales and repayments totaled $797 million. For the three months ended June 30, 2025, the principal amount of new investments funded was $906 million and aggregate principal amount of sales and repayments was $1.9 billion.

	For the Three Months Ended September 30,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$1,347,128	$1,151,667
Less: Sell downs	(9,127)	—

Total new investment commitments	$1,338,001	$1,151,667

Principal amount of new investments funded:
First-lien senior secured debt investments	$786,960	$1,031,483
Second-lien senior secured debt investments	—	—
Unsecured debt investments	4,694	—
Specialty finance debt investments	20,406	13,468
Preferred equity investments	6,961	1,097
Common equity investments	17,796	—
Specialty finance equity investments	115,151	13,318
Joint venture investments	11,473	21,437

Total principal amount of new investments funded	$963,441	$1,080,803

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$106,648

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(711,677)	$(1,027,432)
Second-lien senior secured debt investments	(8,000)	(65,812)
Unsecured debt investments	—	—
Specialty finance debt investments	—	—
Preferred equity investments	(2,448)	(20,295)
Common equity investments	(4,694)	(15)
Specialty finance equity investments	(70,303)	(1,065)
Joint venture investments	—	—

Total principal amount of investments sold or repaid	$(797,122)	$(1,114,619)

Number of new investment commitments in new portfolio companies(2)	13	23
Average new investment commitment amount in new portfolio companies	$62,419	$42,251
Weighted average term for new investment commitments (in years)	5.6	4.4
Percentage of new debt investment commitments at floating rates	97.4%	98.8%
Percentage of new debt investment commitments at fixed rates	2.6%	1.2%
Weighted average interest rate of new investment commitments(3)	9.0%	9.7%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.0%	5.1%

(1)	Includes scheduled paydowns.
(2)	Number of new investment commitments represents commitments to a particular portfolio company.
(3)

For the three months ended September 30, 2025, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.98% as of September 30, 2025. For the three months ended September 30, 2024, assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.59% as of September 30, 2024.

RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2025

Investment Income

Investment income decreased to $453.1 million for the three months ended September 30, 2025 from $485.8 million for the three months ended June 30, 2025, primarily due to a decrease in prepayment related income and interest income from debt investments. Income associated with unscheduled paydowns decreased to $11.1 million for the three months ended September 30, 2025 from $32.1 million for the same period in prior quarter due to a lower level of unscheduled repayment related activity. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses

Total expenses decreased to $260.0 million for the three months ended September 30, 2025 from $266.8 million for the three months ended June 30, 2025, primarily due to a decrease in management fees and incentive fees. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources

As of September 30, 2025, the Company had $321.3 million in cash and restricted cash, $9.6 billion in total principal value of debt outstanding, including $2.9 billion of undrawn capacity(1) on the Company’s credit facilities and $5.0 billion of unsecured notes. The funding mix was composed of 48% secured and 52% unsecured borrowings as of September 30, 2025 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of September 30, 2025. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:

The conference call will be broadcast live on November 6, 2025 at 10:00 a.m. Eastern Time on the News & Events section of OBDC’s website at www.blueowlcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: (877) 737-7048

•	International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the News & Events section of OBDC’s website, and via the dial-in numbers listed below:

•	Domestic: (877) 660-6853

•	International: +1 (201) 612-7415

•	Access Code: 13755746

(1)	Reflects availability based on limitations related to each credit facility’s borrowing base.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2025, OBDC had investments in 238 portfolio companies with an aggregate fair value of $17.1 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform.

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition of OBDC or OBDC II or the two-step merger (collectively, the “Mergers”) of OBDC II with and into OBDC. The forward-looking statements may include statements as to: future operating results of OBDC and OBDC II and distribution projections; business prospects of OBDC and OBDC II and the prospects of their portfolio companies; and the impact of the investments that OBDC and OBDC II expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate the Mergers on the expected timeline, or at all; (ii) the expected synergies and savings associated with the Mergers; (iii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iv) the percentage of OBDC II shareholders voting in favor of the proposals submitted for their approval; (v) the possibility that competing offers or acquisition proposals will be made to OBDC II; (vi) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vii) risks related to diverting management’s attention from ongoing business operations; (viii) the risk that shareholder litigation in connection with the Mergers may result in significant costs of defense and liability; (ix) changes in the economy, financial markets or political environment; (x) the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine, as well as political and social unrest in the Middle East and North Africa regions, uncertainty with respect to immigration, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; (xi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (xii) conditions to OBDC’s and OBDC II’s operating areas, particularly with respect to maintaining their qualification as business development companies or regulated investment companies; (xiii) the impact of elevated inflation rates, fluctuating interest rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, changes in law or regulation, including the impact of tariff enactment and tax reductions, trade disputes with other countries, and the risk of recession or a prolonged shutdown of government services could impact business prospects of OBDC and OBDC II and their portfolio companies or following the closing of the Mergers, the combined company; (xiv) the ability of Blue Owl Credit Advisors LLC to locate suitable investments for the combined company and to monitor and administer its investments; (xv) the ability of Blue Owl Credit Advisors LLC to attract and retain highly talented professionals; and (xvi) other considerations that may be disclosed from time to time in OBDC’s and OBDC II’s publicly disseminated documents and filings with the Securities and Exchange Commission (“SEC”). OBDC and OBDC II have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. Although OBDC and OBDC II undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that OBDC and OBDC II in the future may file with the SEC, including the Proxy Statement and the Registration Statement (each as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Additional Information and Where to Find It

In connection with the Mergers, OBDC II plans to file with the SEC and mail to its shareholders a proxy statement/ prospectus (the “Proxy Statement”) and OBDC plans to file with the SEC a registration statement on Form N-14 (the “Registration Statement”) that will include the Proxy Statement and a prospectus of OBDC. The Proxy Statement and Registration Statement will each contain important information about OBDC, OBDC II, the Mergers and related matters. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF OBDC AND OBDC II ARE URGED TO READ THE PROXY STATEMENT AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OBDC, OBDC II, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http:// www.sec.gov and for documents filed by OBDC, from OBDC’s website at https://www.blueowlcapitalcorporation.com and for documents filed by OBDC II, from OBDC II’s website at https://blueowlproducts.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participation in the Solicitation

OBDC II, its directors, certain of its executive officers and certain employees and officers of Blue Owl Credit Advisors LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about directors and executive officers of OBDC II is set forth in its proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2025. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the OBDC II shareholders in connection with the Mergers will be contained in the Proxy Statement when such document becomes available. These documents may be obtained free of charge from the sources indicated above.

INVESTOR CONTACTS

Investor Contact:

BDC Investor Relations

Michael Mosticchio

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
	September 30,	June 30,	September 30,
($ in thousands, except per share amounts)	2025	2025	2024
Investments at fair value	$17,136,548	$16,868,782	$13,447,536
Total assets	$17,605,091	$17,398,476	$14,090,780
Net asset value per share	$14.89	$15.03	$15.28
GAAP results:
Total investment income	$453,065	$485,843	$406,029
Net investment income	$190,084	$216,708	$184,912
Net increase (decrease) in net assets resulting from operations	$128,181	$137,506	$135,358
GAAP per share results:
Net investment income	$0.37	$0.42	$0.47
Net realized and unrealized gains (losses)	$(0.12)	$(0.15)	$(0.13)
Net increase (decrease) in net assets resulting from operations	$0.25	$0.27	$0.35
Non-GAAP financial measures(1):
Adjusted total investment income	$446,307	$474,907	$406,029
Adjusted net investment income	$183,326	$205,772	$184,912
Adjusted net increase (decrease) in net assets resulting from operations	$128,181	$137,506	$135,358
Non-GAAP per share financial measures(1):
Adjusted net investment income	$0.36	$0.40	$0.47
Adjusted net realized and unrealized gains (losses)	$(0.11)	$(0.13)	$(0.13)
Adjusted net increase (decrease) in net assets resulting from operations	$0.25	$0.27	$0.35
Base dividend declared per share	$0.37	$0.37	$0.37
Supplemental dividend declared per share	$—	$0.02	$0.05
Weighted average yield of accruing debt and income producing securities at fair value	10.3%	10.6%	11.5%
Weighted average yield of accruing debt and income producing securities at amortized cost	10.4%	10.7%	11.6%
Percentage of debt investments at floating rates	97.4%	97.6%	96.3%

(1)

See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(Amounts in thousands, except share and per share amounts)

	September 30, 2025
	(Unaudited)	December 31, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $14,887,896 and $11,511,987, respectively)	$14,868,718	$11,451,457
Non-controlled, affiliated investments (amortized cost of $117,120 and $233,105, respectively)	74,987	235,060
Controlled, affiliated investments (amortized cost of $2,044,382 and $1,424,298, respectively)	2,192,843	1,508,028

Total investments at fair value (amortized cost of $17,049,398 and $13,169,390, respectively)	17,136,548	13,194,545
Cash (restricted cash of $46,999 and $82,387, respectively)	317,183	505,692
Foreign cash (cost of $4,109 and $8,539, respectively)	4,116	8,464
Interest and dividend receivable	105,395	105,881
Receivable from a controlled affiliate	25,165	16,970
Prepaid expenses and other assets	16,684	34,012

Total Assets	$17,605,091	$13,865,564

Liabilities
Debt (net of unamortized debt issuance costs of $100,312 and $84,363, respectively)	$9,528,525	$7,457,702
Distribution payable	189,088	144,381
Management fee payable	62,098	49,058
Incentive fee payable	38,822	39,082
Payables to affiliates	12,842	6,083
Payable for investments purchased	9,997	—
Accrued expenses and other liabilities	152,448	216,417

Total Liabilities	$9,993,820	$7,912,723

Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 511,048,237 and 390,217,304 shares issued and outstanding, respectively	5,111	3,902
Additional paid-in-capital	7,673,114	5,919,539
Accumulated undistributed (overdistributed) earnings	(66,954)	29,400

Total Net Assets	$7,611,271	$5,952,841

Total Liabilities and Net Assets	$17,605,091	$13,865,564

Net Asset Value Per Share	$14.89	$15.26

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2025	2024	2025	2024
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$349,053	$299,598	$1,090,278	$881,408
Payment-in-kind (“PIK”) interest income	28,072	45,561	93,045	131,068
Dividend income	22,224	17,115	64,565	54,764
Other income	4,003	5,326	14,861	16,627

Total investment income from non-controlled, non-affiliated investments	403,352	367,600	1,262,749	1,083,867

Investment income from non-controlled, affiliated investments:
Interest income	432	471	1,266	579
Payment-in-kind (“PIK”) interest income	844	180	2,748	312
Dividend income	16	12	571	74
Other income	26	11	96	11

Total investment income from non-controlled, affiliated investments:	1,318	674	4,681	976

Investment income from controlled, affiliated investments:
Interest income	10,442	7,589	29,241	22,760
Payment-in-kind (“PIK”) interest income	—	359	—	1,062
Dividend income	37,920	29,627	106,794	93,151
Other income	33	180	89	550

Total investment income from controlled, affiliated investments	48,395	37,755	136,124	117,523

Total Investment Income	453,065	406,029	1,403,554	1,202,366

Operating Expenses
Interest expense	151,019	121,273	451,122	349,527
Management fees, net(1)	62,096	49,264	188,840	144,512
Performance based incentive fees	38,822	39,224	123,500	118,111
Professional fees	4,052	3,476	11,122	11,185
Directors’ fees	633	320	1,273	960
Other general and administrative	3,267	4,001	10,477	10,051

Total Operating Expenses	259,889	217,558	786,334	634,346

Net Investment Income (Loss) Before Taxes	193,176	188,471	617,220	568,020

Income tax expense (benefit)	3,092	3,559	9,124	11,209

Net Investment Income (Loss) After Taxes	$190,084	$184,912	$608,096	$556,811

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(65,542)	$33,552	$5,222	$(32,267)
Non-controlled, affiliated investments	(25,856)	(143)	(41,267)	251
Controlled, affiliated investments	27,818	(24,132)	61,913	(22,187)
Translation of assets and liabilities in foreign currencies and other transactions	(505)	(2,321)	16,862	7,917
Income tax (provision) benefit	(1,490)	(1,178)	(3,252)	(1,188)

Total Net Change in Unrealized Gain (Loss)	(65,575)	5,778	39,478	(47,474)

Net realized gain (loss):
Non-controlled, non-affiliated investments	$(1,298)	$(55,368)	$(132,396)	$(60,408)
Foreign currency transactions	4,970	36	(6,858)	(8,834)

Total Net Realized Gain (Loss)	3,672	(55,332)	(139,254)	(69,242)

Total Net Realized and Change in Unrealized Gain (Loss)	(61,903)	(49,554)	(99,776)	(116,716)

Net Increase (Decrease) in Net Assets Resulting from Operations	$128,181	$135,358	$508,320	$440,095
Earnings Per Share - Basic and Diluted	$0.25	$0.35	$1.01	$1.13

Weighted Average Shares Outstanding - Basic and Diluted	511,048,237	390,217,304	505,700,153	390,018,665

(1)	Refer to 10-Q Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company’s ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

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“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share”: represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.

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“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represents net investment income, excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.

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“Adjusted Net Realized and Unrealized Gains (Losses)” and “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”: represents net realized and unrealized gains (losses) excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.

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“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses).

The OBDE Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to the stockholders of OBDE was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OBDE Merger. Additionally, immediately following the completion of the OBDE Merger, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the OBDE Merger because these amounts do not impact the fees payable to Blue Owl Credit Advisors LLC (the “Adviser”) under the fourth amended and restated investment advisory agreement (the “Investment Advisory Agreement”) between the Company and the Adviser, and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses)”, “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”, “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the OBDE Merger and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under the Investment Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
($ in millions, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Total investment income	$453	$0.89	$486	$0.95	$406	$1.04
Less: purchase discount amortization	$(7)	$(0.01)	$(11)	$(0.02)	$—	$—

Adjusted total investment income(1)	$446	$0.87	$475	$0.93	$406	$1.04

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
($ in millions, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$190	$0.37	$217	$0.42	$185	$0.47
Less: purchase discount amortization	$(7)	$(0.01)	$(11)	$(0.02)	$—	$—

Adjusted net investment income(1)	$183	$0.36	$206	$0.40	$185	$0.47

The following table provides a reconciliation of net realized and unrealized gains (losses) (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses) for the periods presented:

	For the Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
($ in millions, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net realized and unrealized gains (losses)	$(62)	$(0.12)	$(79)	$(0.15)	$(50)	$(0.13)
Net change in unrealized (appreciation) depreciation due to the purchase discount	$7	$0.01	$11	$0.02	$—	$—
Realized gain (loss) due to the purchase discount(2)	$(0)	$(0.00)	$(0)	$(0.00)	$—	$—

Adjusted net realized and unrealized gains (losses)(1)	$(55)	$(0.11)	$(68)	$(0.13)	$(50)	$(0.13)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted net increase (decrease) in net assets resulting from operations for the periods presented:

	For the Three Months Ended
	September 30, 2025		June 30, 2025		September 30, 2024
($ in millions, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$128	$0.25	$138	$0.27	$135	$0.35
Less: purchase discount amortization	$(7)	$(0.01)	$(11)	$(0.02)	$—	$—
Net change in unrealized (appreciation) depreciation due to the purchase discount	$7	$0.01	$11	$0.02	$—	$—
Realized gain (loss) due to the purchase discount(2)	$(0)	$(0.00)	$(0)	$(0.00)	$—	$—

Adjusted net increase (decrease) in net assets resulting from operations(1)	$128	$0.25	$138	$0.27	$135	$0.35

(1)	Numbers may not sum due to rounding.
(2)	Per share amounts round down to less than $0.01.